Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126827) of Grupo Televisa, S.A.B. of our report dated June 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
PricewaterhouseCoopers, S.C.
/s/ Miguel Ángel Álvarez
C.P.C. Miguel Ángel Álvarez
Audit Partner
México, D.F.
June 28, 2011